 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2016

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 SUN HYDRAULICS CORPORATION
(Exact name of registrant as specified in its charter)

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Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 941-362-1200

(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, the Company has appointed Wolfgang H. Dangel as the Company’s President and Chief Executive Officer effective as of the close of business on March 31, 2016. Mr. Dangel has served as a Director of the Company since June 2009. From January 2014 to March 2016, he was a consultant to the Schaeffler Holding Company. From September 2011 to December 2013, Mr. Dangel served as President of Schaeffler Automotive Global and a member of the Executive Board of the Schaeffler Group and, from January 2007 to September 2011, as President of Schaeffler Group Asia/Pacific and a member of the Extended Management Board of Schaeffler Group (Global). There are no family relationships between Mr. Dangel and any of the Company’s Directors and executive officers.
Mr. Dangel’s initial annual compensation will be $515,000; he will participate, to the extent that he is eligible, in all employee medical, health and benefits plans, employee welfare benefit plans, life insurance, retirement benefit plans, vacation and other fringe benefit plans that may be from time to time adopted by Company; and he will be eligible for long-term compensation awards as determined by the Company’s Compensation Committee in accordance with its policies as in effect from time to time.
On April 4, 2016, Mr. Dangel was granted 10,000 restricted shares of Company common stock under the Sun Hydraulics Corporation 2011 Equity Incentive Plan, which restrictions shall lapse on the business day following the date of effectiveness of the first general company-wide salary and wage increase announced subsequent to the date of grant.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: April 6, 2016

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